SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25032	25-1724540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2013, Universal Stainless and Alloy Products, Inc. (the “Company”) announced that Michael D. Bornak has been named Vice President of Finance, Chief Financial Officer and Treasurer of the Company effective June 3, 2013. Mr. Bornak previously served as chief Financial Officer, Treasurer and Senior Vice president, Finance and Administration of SeaChange International, Inc., a global multi-screen video software provider, from January 2012 until May 2013. Mr. Bornak previously served from September 2009 until January 2012 as the Chief Financial Officer of Tollgrade Communications, Inc., a test and measurement telecommunications and utility company. From June 2008 to July 2009, Mr. Bornak was Chief Financial Officer of Solar Power Industries, Inc., a solar energy product manufacturer, and Mr. Bornak was the Chief Financial Officer of MHF Logistical Solutions, Inc., a logistics company primarily serving the nuclear and hazardous/non-hazardous waste industries, from 2006 to June 2008.

In connection with his appointment, Mr. Bornak entered into an employment agreement (the “Employment Agreement”) with the Company. The Employment Agreement has an initial term which continues until May 31, 2014, subject to automatic one-year extensions unless either party elects not to extend the term. Mr. Bornak will receive an initial annual base salary of $230,000 per year. Mr. Bornak also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Bornak is eligible for variable compensation targeted at 100% of his base salary, with a minimum amount of variable compensation for the 2013 calendar year of $115,000 and a minimum amount of variable compensation for the 2014 calendar year of $75,000, in each case provided that eligibility requirements are met. In addition, Mr. Bornak will receive a grant of 15,000 stock options, which vest in four equal annual installments. The foregoing is a not a complete discussion of the Employment Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for its quarter ended June 30, 2013.

Mr. Bornak succeeds Douglas M. McSorley, who has left the Company effective May 31, 2013 to pursue new opportunities.

On June 3, 2013, the Company issued a press release regarding the hiring of Mr. Bornak. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated June 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Paul A. McGrath
Vice President of Administration, General Counsel and Secretary

Dated: June 3, 2013